UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 03, 2023

Karuna Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38958	27-0605902
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

99 High Street, Floor 26
Boston, Massachusetts		02110
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 857 449-2244

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001	KRTX	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On August 3, 2023, Karuna Therapeutics, Inc. (the "Company") announced its financial results and general corporate updates for the second quarter ended June 30, 2023. A copy of the press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 2.02 and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Chief Financial Officer

On August 3, 2023, the Company and Troy Ignelzi, the Company's Chief Financial Officer, mutually agreed that Mr. Ignelzi will depart from the Company effective September 29, 2023. The Company expects to enter into a separation agreement with Mr. Ignelzi that provides for a general release and waiver of claims against the Company, and pursuant to which Mr. Ignelzi will receive the severance benefits that are provided for under Section 5(b) of his Amended and Restated Employment Agreement effective as of July 2, 2019 as a result of his departure.

Appointment of Chief Financial Officer

On August 3, 2023, the Company announced that the Board of Directors of the Company has appointed Jason Brown to succeed Mr. Ignelzi as Chief Financial Officer of the Company, effective as of September 29, 2023 (the "Effective Date"). Mr. Brown, age 36, has served as the Company's Senior Vice President, Finance, since January 2022, and served as the Company's Vice President, Finance, from August 2018 to January 2022. Mr. Brown worked at PureTech Health plc from 2016 to 2018 in corporate finance, and, prior to that, held multiple roles of increasing responsibility in financial planning and analysis at Novartis AG. Mr. Brown received a bachelor's degree in Economics from Hamilton College and an MBA from Boston College.

Under the terms of the amended and restated employment agreement between Mr. Brown and the Company, to be effective as of the Effective Date (the "Employment Agreement"), Mr. Brown will receive an annualized base salary of $505,000 and will be eligible to earn annual incentive compensation with a target amount equal to 45% of his base salary. On the Effective Date, Mr. Brown will receive equity grants consisting of (i) stock options with a value of $796,775, with 25% of such stock options vesting on the first anniversary of the Effective Date and the remainder vesting in equal quarterly installments over the following three years; and (ii) a restricted stock unit ("RSU") grant of $796,775, with 25% of such RSUs vesting on each one-year anniversary of the Effective Date. The number of shares subject to such awards will be calculated using the average closing price of the Company's common stock during the 30-day period up to and including the date of grant.

If Mr. Brown is terminated by the Company without "cause" or Mr. Brown resigns for "good reason" (each as defined in the Employment Agreement), subject to the execution and effectiveness of a separation agreement, including a general release of claims in the Company's favor, he will be entitled to receive (i) an amount equal to nine months of his base salary, payable in substantially equal installments over nine months following his termination, (ii) his pro-rated target bonus, and (iii) if Mr. Brown elects continuation of health coverage under COBRA, continued health coverage at the active employees' rate until the earlier of nine months following his termination, the date he becomes eligible for group medical benefits with another employer or the end of his COBRA health continuation period.

In lieu of the payments and benefits described in the preceding paragraph, in the event that Mr. Brown's employment is terminated by the Company without cause or Mr. Brown resigns for good reason, in either case within 12 months following a "change in control" (as defined in the Employment Agreement), subject to the execution and effectiveness of a separation agreement, including a general release of claims in the Company's favor, he will be entitled to receive (i) an amount equal to 12 months of his base salary plus his target bonus for the year, payable within 60 days of his date of termination, (ii) full acceleration of vesting of all time-based stock options and other stock-based awards held by Mr. Brown on the termination date, and (iii) if Mr. Brown elects continuation of health coverage under COBRA, continued health coverage at the active employees' rate until the earlier of 12 months following his termination, the date he becomes eligible for group medical benefits with another employer or the end of Mr. Brown's COBRA health continuation period.

Mr. Brown is also eligible to participate in the employee benefit plans available to our employees, subject to the terms of those plans.

As of the Effective Date, Mr. Brown will serve as the "principal financial officer" and "principal accounting officer" of the Company for purposes of filings with the U.S. Securities and Exchange Commission (the "SEC").

There are no other arrangements or understandings between Mr. Brown and any other person pursuant to which Mr. Brown was appointed as Chief Financial Officer of the Company. Mr. Brown is not a party to any transaction that would require disclosure under Item 404(a) of Regulation S-K.

The above summary is not complete and is qualified in its entirety by the full text of the Employment Agreement, a copy of which the Company intends to file with the SEC as an exhibit to the Company's Quarterly Report on Form 10-Q for the quarter ending September 30, 2023.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release issued by Karuna Therapeutics, Inc., dated August 3, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KARUNA THERAPEUTICS, INC.

Date:	August 3, 2023	By:	/s/ Troy Ignelzi
Troy Ignelzi Chief Financial Officer